SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated July 29, 2016

			Last	Must Be
	Name of Fund	Fee*	Approved	Approved By
1.	Victory Floating Rate Fund	0.65%	December 2, 2020	December 31, 2021

2.	Victory Global Energy Transition Fund	1.00%	December 2, 2020	December 31, 2021

3.	Victory High Income Municipal Bond Fund	0.50%	December 2, 2020	December 31, 2021

4.	Victory High Yield Fund	0.60%	December 2, 2020	December 31, 2021

5.	Victory INCORE Investment Quality Bond	0.50%	December 2, 2020	December 31, 2021
	Fund

6.	Victory INCORE Low Duration Bond Fund	0.45%	December 2, 2020	December 31, 2021

7.	Victory Sophus Emerging Markets Fund	1.00%	December 2, 2020	December 31, 2021

8.	Victory Sophus Emerging Markets Small Cap	1.25%	December 2, 2020	December 31, 2021
	Fund

9.	Victory RS Global Fund	0.60%	August 24,	December 31, 2021
			2021**

10.	Victory RS Growth Fund	0.75%	December 2, 2020	December 31, 2021

11.	Victory RS International Fund	0.80%	December 2, 2020	December 31, 2021

12.	Victory RS Investors Fund	1.00%	December 2, 2020	December 31, 2021

13.	Victory RS Large Cap Alpha Fund	0.50%	December 2 ,2020	December 31, 2021

14.	Victory RS Mid Cap Growth Fund	0.85%	December 2, 2020	December 31, 2021

15.	Victory RS Partners Fund	1.00%	December 2, 2020	December 31, 2021

			Last	Must Be
	Name of Fund	Fee*	Approved	Approved By

16.	Victory RS Science and Technology Fund	1.00%	December 2, 2020	December 31, 2021

17.	Victory RS Select Growth Fund	1.00%	December 2, 2020	December 31, 2021

18.	Victory RS Small Cap Equity Fund	0.75%	December 2, 2020	December 31, 2021

19.	Victory RS Small Cap Growth Fund	0.95%	December 2, 2020	December 31, 2021

20.	Victory RS Value Fund	0.85%	December 2, 2020	December 31, 2021

21.	Victory Strategic Income Fund	0.60%	December 2, 2020	December 31, 2021

22.	Victory Tax-Exempt Fund	0.50%	December 2, 2020	December 31, 2021

23.	Victory THB US Small Opportunities Fund	1.15%	February 2, 2021	December 31, 2022

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

**Effective September 1, 2021

Current as of August 24, 2021

VICTORY PORTFOLIOS

By: /s/ Christopher Dyer

Name: Christopher K. Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief

Administrative Officer